Exhibit (23)-2

                        CONSENT OF ERNST & YOUNG LLP,
                             INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 1995, included in the Proxy Statement of Surgical Health Corporation which is made a part of Registration Statement (Form S-4 No. 33- ) and Prospectus of HEALTHSOUTH Corporation for the registration of shares of its Common Stock.

                                          ERNST & YOUNG LLP
Atlanta, Georgia
March 3, 1995

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